Exhibit 10.1

Dated the          day of May 28, 2021

Marvelous ERA Limited

(as Vendor)

and

Panas Jirawattananunt

(as Purchaser)

SHARE PURCHASE AGREEMENT in respect of 70% of the issued share capital of One Belt One Network Holdings Limited

THIS AGREEMENT is made on the day of May 28, 2021

BETWEEN

(1)           Marvelous ERA Limited, a British Virgin Islands corporation with registered address at Vistra Corporate Service Centre, Wickhams Cay 2, Road Town, Tortola, VG1110, British Virgin Islands ( the “Vendor”);

AND

(2)           Panas Jirawattananunt, an individual and holder of Thailand passport number AB1439603, and address at Patio Patanakarn 322/51 Patanakarn 32, Patanakarn Road, Suan Luang, Bangkok 10250, Thailand. (the “Purchaser”).

WHEREAS:

(A)	As at the date of this Agreement, One Belt One Network Holdings Limited (particulars of which are set out in Schedule 1) has an issued share capital of US$50,000 divided into 50,000 issued and fully paid shares. One Belt One Network Holdings Limited is owned as to 35,000 shares, being 70% by the Vendor.

(B)	As at the date of this Agreement, the Vendor owns 70% issued and outstanding shares of One Belt One Network Holdings Limited (the “Company”).

(C)	The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares upon the terms and conditions set out in this Agreement.

(D)	Upon Completion, the Company will be owned as to 70% by the Purchaser.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals and the Schedules), the following expressions shall, unless the context otherwise requires, have the following meanings:

“Agreement”	this share purchase agreement (including its Recitals and Schedules), as may be amended or supplemented from time to time;
“Business day”	a day (other than Saturday) on which banks are open in Hong Kong for general banking business;
“Company”	One Belt One Network Holdings Limited, a company incorporated in British Virgin Islands, particulars of which are set out in Schedule 1;
“Completion”	completion of the sale and purchase of the Sale Share pursuant to Clause 5;

“Completion Date”	three (3) business days following the date on which all the Conditions Precedent are fulfilled or waived (as the case may be);
“Conditions Precedent”	the conditions precedent set out in Clause 4;
“Consideration”	has the meaning ascribed to it in Clause 3.1;
“Encumbrance”	any option, right to acquire, right of pre-emption, mortgage, charge, pledge, lien, hypothecation, title retention, right of set off, counterclaim, trust arrangement or other security or any equity or restriction;
“HKIAC”	Hong Kong International Arbitration Centre;
“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;
“Long Stop Date”	July 31, 2021 or such later date as may be agreed between the Vendor and the Purchaser;
“Parties”	parties to this Agreement and a “Party” means any one of them;
“Purchaser Warranties”	the representations, warranties and undertakings made by the Purchaser and contained in Clause 6 and Schedule 3;
“Sale Share”	35,000 shares in the share capital of the Company, being 70% of its entire issued share capital owned by Vendor as at the date of this Agreement;
“Taxation”	all forms of tax, rate, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;
“USA”	the United States of America;
“US$”	United States dollars, the lawful currency of the USA;
“Vendor Warranties”	the representations, warranties and undertakings made by the Vendor and contained in Clause 6 and Schedule 2;
“Warranties”	the Vendor Warranties and the Purchaser Warranties; and
“%”	per cent.

1.2	In this Agreement:

(a)	references to costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

(b)	references to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

(c)	words denoting the singular number only shall include the plural number also and vice versa;

(d)	words denoting one gender only shall include the other genders and the neuter and vice versa;

(e)	words denoting persons shall include natural person, firms and corporations and vice versa;

(f)	references to any provision of any statute shall be deemed also to refer to any modification or re-enactment thereof or any instrument, order or regulation made thereunder or under such modification or re-enactment; and

(g)	references to any document in the agreed form is to such document which has been initialed by the parties for identification.

1.3	Headings shall be ignored in construing this Agreement.

1.4	The Recital and the Schedules are part of this Agreement and shall have effect accordingly.

2.	SALE AND PURCHASE OF SALE SHARE

Subject to the terms and conditions of this Agreement, the Vendor, as legal and beneficial owner, shall sell the Sale Share to the Purchaser and the Purchaser shall purchase the same from the Vendor free from all Encumbrances and third party rights of any kind and together with all rights now or hereafter attaching thereto including the right to receive all dividends and distributions declared, made or paid on or after the Completion Date.

3.	CONSIDERATION

3.1	The aggregate consideration (the “Consideration”) of the Sale Share to be paid by the Purchaser to the Vendor is US$20,000.

3.2	The Purchaser agrees and confirms that the Company, its subsidiaries and variable interest entity shall assume their respective current liabilities and debts, including the outstanding loans owed to any third party and Vendor has no responsibility or obligation to any such debts/liabilities upon and after the Completion of the transaction contemplated in this Agreement. The Vendor agrees to waive debts owed to it by the Company, its subsidiaries and variable interest entity upon and after the Completion of the transaction contemplated in this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Completion shall be conditional upon the fulfillment of the following Conditions Precedent:

(a)	all Warranties being true, accurate and not misleading at all material aspects at all times between the date hereof and the Completion Date (as though they had been made on such dates by reference to the facts and circumstances then subsisting);

(b)	there having been no material adverse change, or any development likely to involve a prospective material adverse change, in the condition (financial, operational or otherwise) or in the earnings, business affairs or business prospects, assets or liabilities of the Company, arising since the date of this Agreement;

(c)	all necessary consents, approvals, permits and/or authorisations in respect of the transactions contemplated under this Agreement having been obtained.

4.2	All Conditions Precedent may be waived by the Parties by written consent.

4.3	Each Party undertakes to the other Party to use its best endeavours to ensure that the Conditions Precedent in Clause 4.1 are fulfilled as early as practicable and in any event not later than the Long Stop Date.

4.4	Each Party undertakes to provide all reasonable assistance to the other Party to fulfill the Conditions Precedent in Clause 4.1 in accordance with Clause 4.3.

4.5	If the Conditions Precedent have not been fulfilled or waived (as the case may be) on or before the Long Stop Date, this Agreement will lapse and become null and void and the Parties will be released from all obligations hereunder, save for liabilities for any antecedent breaches hereof.

5.	COMPLETION

5.1	Completion shall take place at 9.a.m. am on the Completion Date (or at such other place, on such other time and/or day as the Parties may agree).

5.2	At Completion, the Vendor shall:

(a)	deliver or cause to be delivered to the Purchaser and/or its nominee:

(i)	evidence reasonably satisfactory to the Purchaser that the Conditions Precedent in Clause 4.1 (which are applicable to the Vendor) of this Agreement have been fulfilled;

(ii)	the instrument(s) of transfer and the bought and sold notes of the Sale Share duly executed by the Vendor as registered holder thereof in favour of the Purchaser or its nominee together with the related share certificate(s);

(iii)	draft register of members of the Company reflecting the shareholding of the Company after Completion;

(iv)	such other documents as may be reasonably required by the Purchaser to, among other things, give good title to the Sale Share free from all Encumbrances and third party rights of any kind and to enable the Purchaser or its nominees to become the registered holder thereof; and

(v)	a certified copy of the resolutions of the board of directors of the Company (the “Board”) approving the matters set out in Clause 5.2(b);

(b)	procure that the following businesses shall be approved in the Board’s resolution of the Company:

(i)	the Board of the Company shall approve the transfer of the Sale Share and the Purchaser or its nominee shall be duly registered as the holder of the Sale Share in the register of members of the Company, subject to the memorandum and articles of association of the Company;

(ii)	the Board of the Company shall resolve that the share certificate in respect of the Sale Share be duly issued and delivered to the Purchaser and/or its nominee; and

(iv)	the Board of the Company shall approve to do all such acts and things and to sign any documents reasonably required to give effect to the transaction as contemplated under this Agreement.

5.3	At Completion, the Purchaser shall deliver or cause to be delivered to the Vendor:

(a)	a certified copy of the resolutions passed by the board of directors of the Purchaser approving the execution and performance of this Agreement;

(b)	evidence reasonably satisfactory to the Vendor that the Conditions Precedent in Clause 4.1 (which are applicable to the Purchaser) of this Agreement have been fulfilled;

(c)	evidence reasonably satisfactory to the Vendor that the payment of US$20,000 has been wired to the designated bank account by the Vendor;

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Purchaser hereby represents, warrants and undertakes to the Vendor in the terms set out in this Clause 6 and Schedule 3.

6.2	The Vendor hereby represents, warrants and undertakes to the Purchaser in the terms set out in this Clause 6 and Schedule 2.

6.3	The Purchaser shall be deemed to have given all the Purchaser Warranties on the basis that such Purchaser Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Purchaser Warranties shall have effect as if given at Completion as well as the date of this Agreement.

6.4	The Vendor shall be deemed to have given all the Vendor Warranties on the basis that such Vendor Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Vendor Warranties shall have effect as if given at Completion as well as the date of this Agreement.

6.5	The Vendor agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Vendor Warranties.

6.6	The Purchaser agrees and acknowledges that the Vendor is entering into this Agreement in reliance on the Purchaser Warranties.

6.7	If any Party fails to perform any of its obligations in any material respect (including its obligation at Completion) under this Agreement or breaches any of the terms or Warranties set out in this Agreement in any material respect prior to Completion, then without prejudice to all and any other rights and remedies available at any time to a non-defaulting Party (including but not limited to the right to damages for any loss suffered by that Party), any non-defaulting Party may by notice either require the defaulting Party to perform such obligations or, insofar as the same is practicable, remedy such breach or to the extent it relates to the failure of the defaulting Party to perform any of its obligations on or prior to Completion in any material respect, treat the defaulting Party as having repudiated this Agreement and rescind the same. The rights conferred upon the respective Parties by the provisions of this Clause 6 are additional to and do not prejudice any other rights the respective Parties may have. Failure to exercise any of the rights herein conferred shall not constitute a waiver of any such rights.

7.	FURTHER ASSURANCE

Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

8.	RESTRICTIONS ON COMMUNICATION AND ANNOUNCEMENTS

8.1	Each of the Parties undertakes to the other Party that it shall not at any time after the date of this Agreement divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other which may be within or may come to its knowledge in connection with the transactions contemplated by this Agreement and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters. This restriction shall not apply to information or knowledge which is or which properly comes into the public domain, through no fault of any of the Parties or to information or knowledge which is already known to any of the Parties at the time of its receipt.

8.2	Each of the Parties undertakes that it shall not at any time (save as required by law or any rule of any relevant stock exchange or regulatory body) make any announcement in connection with this Agreement unless the other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions). If any Party is required by law or any rule of any relevant stock exchange or regulatory body to make any announcement in connection with this Agreement, the other Party agrees to supply all relevant information relating to itself that is within its knowledge or in its possession as may be reasonably necessary or as may be required by any exchange and regulatory body to be included in the announcement.

9.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, the legality, validity and enforceability in other jurisdictions or of the remaining provisions of this Agreement shall not be affected or impaired thereby.

10.	COSTS AND EXPENSES

Each Party shall bear its own costs of and incidental to the preparation, negotiation and settlement of this Agreement and the transactions contemplated hereunder (including, without limitation, legal fees and expenses, and capital fees or stamp duty (if any) relating to this Agreement).

11.	ASSIGNMENT

No Party shall assign any of its rights or obligations under this Agreement without the written consent of the other Party.

12.	GENERAL

12.1	This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, understanding or arrangements (if any) shall cease and determine with effect from the date hereof and neither Party shall have any claim in connection therewith.

12.2	This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (no Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement). No variation of this Agreement shall be effective unless made in writing and signed by all Parties.

12.3	Time shall be of the essence of this Agreement but no failure by any Party to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12.4	No delay or failure by a Party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that Party’s ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the Party against whom that waiver is claimed. In the event of a default by either Party in the performance of its obligations under this Agreement, the non-defaulting Party shall have the right to obtain specific performance of the defaulting Party’s obligations. Such remedy shall be in addition to any other remedies provided under this Agreement or at law.

13.	NOTICES

13.1	Any notice claim, demand, court process, document or other communication to be given under this Agreement (collectively “communication” in this Clause) shall be in writing in the English and may be served or given personally or sent to the e-mail address (if any) of the relevant Party and marked for the attention and/or copied to such other person as specified in Clause 13.4.

13.2	A change of address or e-mail address of the person to whom a communication is to be addressed or copied pursuant to this Agreement shall not be effective until five days after a written notice of change has been served in accordance with the provisions of this Clause 13 on the other Party with specific reference in such notice that such change is for the purposes of this Agreement.

13.3	All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt
Local mail or courier	24 hours
E-mail	on despatch
Air courier/Speedpost	3 days
Airmail	7 days

13.4	The initial addresses and e-mail addresses of the Parties for the service of communications, the person for whose attention such communications are to be marked and the person to whom a communication is to be copied are as follows:

If to the Vendor:

Address	:	Vistra Corporate Service Centre, Wickhams Cay 2, Road Town, Tortola, VG1110, British Virgin Islands
Attention	:	Wai Hok Fung

If to the Purchaser:

Address	:	Patio Patanakarn 322/51 Patanakarn 32, Patanakarn Road, Suan Luang, Bangkok 10250, Thailand
Attention	:	Panas Jirawattananunt

13.5	A communication served in accordance with this Clause 14 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee’s address. In the case of communication by e-mail, such communication shall be deemed properly transmitted upon the receipt of the sent confirmation by the e-mail account of the sender.

13.6	Nothing in this Clause shall preclude the service of communication or the proof of such service by any mode permitted by law.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the execution on the counterparts were on a single copy of this Agreement.

15.	LAW AND JURISDICTION

15.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

15.2	All claims or disputes arising out of or in connection with this Agreement, including any dispute as to its existence, validity, termination, or enforceability thereof, and any dispute relating to any non-contractual obligations arising out of or in connection with it (for the purpose of this Clause, a “Dispute”) shall be notified in writing to the other Party. The notification must set out brief details of the nature of the Dispute. In case of a Dispute, the Parties shall use all their reasonable efforts to reach an amicable settlement within thirty (30) days following the above-mentioned notification. If the Parties fail to reach such an amicable settlement within the said thirty-day period, any Party to that Dispute may refer the dispute to arbitration administered by the HKIAC in accordance with the HKIAC Administered Arbitration Rules in force at that time. The seat of arbitration shall be in Hong Kong. The Parties to the arbitration shall jointly appoint a single arbitrator and the award rendered by that arbitrator shall be final and binding on them. If the Parties are unable to agree to the appointment of the arbitrator, then any Party to the Dispute may refer the matter to the HKIAC for nomination of an arbitrator for such purpose. Judgment upon the arbitration award may be rendered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

VENDOR

SIGNED by /s/Wai Hok Fung

for and on behalf of Marvelous ERA Limited

Name: Wai Hok Fung

Title: Director

PURCHASER

SIGNED by /s/ Panas Jirawattananunt

Panas Jirawattananunt

SCHEDULE 1
PARTICULARS OF THE COMPANY

1.	Company name	:	One Belt One Network Holdings Limited
2.	Company number	:	1993980

3.	Date of incorporation	:	3 October 2018

4.	Place of incorporation	:	British Virgin Island

5.	Address of registered office	:	Vistra Corporate Service Centre, Wickhams Cay 2, Road Town, Tortola, VG1110, British Virgin Islands _

6.	Issued share capital	:	US$50,000 divided into 50,000 issued and fully paid shares

7.	Shareholder (number of shares and shareholding %)	:	The vendor (35,000 shares – 70%) Phoenix Pride Limited (5,000 shares – 10%) Earning Cheer Limited (10,000 shares – 20%)
8.	Directors	:	Wai Hok Fung, Tsang Hing Shun Thomas, Wong C Ching

SCHEDULE 2
VENDOR WARRANTIES

1.	The contents of the Recitals of and Schedule 1 to this Agreement are true and accurate.

2.	All information given by the Vendor or his agents or professional advisers to the Purchaser or its employees, agents or professional advisers relating to the business, activities, affairs, or assets or liabilities of the Company was, when given, and is now true, accurate and complete in all respects.

3.	The Company is a company duly incorporated and validly existing under the laws of British Virgin Islands. All issued shares in the Company are duly authorised, validly issued and fully paid up and none of such shares (where applicable) has been issued in violation of the memorandum and articles of association of the Company or the terms of any agreement by which the Company or its shareholders were or are bound, if any.

4.	The Vendor has, on the date of this Agreement and on Completion, full and unfettered right, power and authority to enter into this Agreement and assume all of their obligations hereunder and no further actions or proceedings are necessary on their part in connection with the execution, delivery and performance by them of this Agreement.

5.	This Agreement constitutes valid and legally binding obligations on the part of the Vendor enforceable in accordance with its terms.

6.	The Vendor is the legal and beneficial owners of the Sale Share and is entitled to sell and transfer the Sale Share and pass the full legal and beneficial ownership thereof with all rights thereto to the Purchaser or its nominee on the terms of this Agreement. The Sale Share is issued and fully paid and is beneficially owned by the Vendor free from all Encumbrances. The Sale Share constitutes 70% of the issued share capital of the Company.

7.	The Company has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

8.	No events or omissions have occurred whereby the constitution, subsistence or corporate status of the Company has been or is likely to be adversely affected.

9.	No order for the appointment of a liquidator has been made and as receiver has been appointed over the whole or any part of the assets of the Company.

10.	No order has been made, or petition presented, or resolution passed for the winding up of the Company, nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

11.	The Company is duly incorporated, validly existing and in good standing under the laws of British Virgin Islands and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business.

12.	The register of members of the Company is and will at Completion be correct. There has been no notice of any proceedings to rectify the register, and there are no circumstances which might lead to any application for rectification of the register, nor will there be any such circumstances at or before Completion.

SCHEDULE 3
PURCHASER WARRANTIES

1.	The Purchaser has, on the date of this Agreement and on Completion, full and unfettered right, power and authority to enter into this Agreement and assume all of its obligations hereunder and no further actions or proceedings are necessary on its part in connection with the execution, delivery and performance by it of this Agreement.

2.	This Agreement constitutes valid and legally binding obligations on the part of the Purchaser enforceable in accordance with its terms.

3.	All information given by the Purchaser or its agents or professional advisers to the Vendor or its employees, agents or professional advisers was, when given, and is now true, accurate and complete in all respects.

4.	Subject to the fulfillment of the Conditions Precedent, all necessary consents, authorisations and approvals of and all necessary registrations and filings with any governmental or regulatory agency or body required for or in connection with this Agreement and the performance of the terms thereof have been obtained or made or will have been obtained or made by Completion.

5.	The Purchaser hereby represents that he has satisfied himself as to the full observance of the laws of his jurisdiction in connection with the purchase for the Sale Shares, including (i) the legal requirements within his jurisdiction for the acquisition of the Sale Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Sale Shares. The Purchaser’s beneficial ownership of the Sale Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

6.	The Purchaser, either alone or together with his representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the acquisition of the Sale Shares, and have so evaluated the merits and risks. The Purchaser is able to bear the economic risk of the Sale Shares and, at the present time, are able to afford a complete loss of the Sale Shares.

7.	The Purchaser is not acquiring the Sale Shares as a result of any advertisement, article, notice or other communication regarding the Sale Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.